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                                                                   EXHIBIT 10.40


                                VOTING AGREEMENT

         This VOTING AGREEMENT (this "Voting Agreement") is made and entered into as of June 30, 2001, by and among Introgen Therapeutics, Inc., a Delaware corporation ("Introgen"), Rhone-Poulenc Rorer International (Holdings), Inc., a Delaware corporation ("RPRIH"), and Aventis Pharmaceuticals Products Inc., a Pennsylvania corporation ("APPI", and together with RPRIH, the "Aventis Holders"), each of whom is sometimes referred to herein as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, Introgen and APPI are each a party to that certain Restated p53 and K-ras Agreement of even date herewith, whereby each has agreed, among other things, to enter into this Voting Agreement; and

         WHEREAS, as of the date hereof, the RPRIH is the holder of record of 3,968,893 shares of Introgen's Common Stock, par value $0.001 per share (the "Existing Introgen Shares"); and

         WHEREAS, pursuant to that certain Series A Non-Voting Convertible Preferred Stock Purchase Agreement of even date herewith by and among Introgen, APPI and RPRIH (the "Stock Purchase Agreement"), Introgen has agreed to sell, and APPI has agreed to purchase, at the Closing (as defined in the Stock Purchase Agreement) 100,000 shares of Introgen's Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share (the "Series A Shares"), which Series A Shares are convertible into shares of Introgen common stock. The Existing Introgen Shares and the shares of common stock of Introgen actually issued upon the conversion of the Series A Shares (the "Conversion Shares") are collectively referred to herein as the "Introgen Shares;" and

         WHEREAS, APPI contemplates the formation of an affiliated or otherwise related company ("Gencell") and may wish to transfer some or all of the Series A Shares or Conversion Shares to Gencell; and

         WHEREAS, the Stock Purchase Agreement contemplates, among other things, that the Company, APPI and RPRIH enter into this Voting Agreement and that this Voting Agreement become effective upon the Closing of the purchase and sale of the Series A Shares under the Stock Purchase Agreement (the "Effective Date");

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:



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         1. Voting on Corporate Action.

                  (a) Voting Agreement.

                           (i) In the event that, following the Effective Date,
a Corporate Action (i) is approved by Introgen's Board of Directors or other governing body and (ii) receives approval of the holders of not less than a majority of Introgen's outstanding Voting Securities without taking into account any such securities held by any of the Aventis Holders, each of the Aventis Holders shall consent to and vote all of the Introgen Shares held by it in favor of such Corporate Action at any meeting of stockholders (or by any action by written consent) called to consider the approval of such Corporate Action.

                           (ii) In the event that, following the Effective Date,
a Corporate Action (i) is approved by Introgen's Board of Directors or other governing body and (ii) is rejected by the holders of not less than a majority of Introgen's outstanding Voting Securities without taking into account any such securities held by any of the Aventis Holders, each of the Aventis Holders shall consent to and vote all of the Introgen Shares held by it against such Corporate Action at any meeting of stockholders (or by any action by written consent) called to consider the approval of such Corporate Action.

                           (iii) A "Corporate Action" shall mean any matter put
to a vote of the stockholders of Introgen. "Voting Securities" shall mean, with respect to any specified person, any class or classes of Capital Stock of the specified person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, supervisory board, managers or trustees of the specified person (irrespective of whether or not, at the time, stock of any other class or classes have, or might have, voting power by reason of the happening of any contingency). "Capital Stock" shall mean, with respect to any person, any and all shares, interests, participation, rights or other equivalents in the equity interests (however designated) in that person.

                  (b) Power of Attorney. If any of the Aventis Holders fails or refuses to vote the Introgen Shares held by it as required by, or votes the Introgen Shares held by it in contravention of this Section 1, then Introgen's Chairman of the Board or Chief Executive Officer shall have an irrevocable proxy, coupled with an interest, to vote such Introgen Shares in accordance with this Section 1. Each of the Aventis Holders hereby grants to Introgen's Chairman of the Board and Chief Executive Officer such an irrevocable proxy and hereby appoints Introgen's Chairman of the Board and Chief Executive Officer, and each of them acting singly, its attorney-in-fact to vote the Introgen Shares held by it in accordance with the terms of this Section 1. In the event that any of the Aventis Holders fails or refuses to comply for any reason with the provisions of this Section 1, Introgen, at its option, may elect to proceed with the Corporate Action notwithstanding such failure or refusal. The voting of shares pursuant to this Voting Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

                  (c) The proxies granted pursuant to this Section 1 shall be deemed coupled with an interest and are irrevocable for the term of this Voting Agreement. It is agreed and understood that (i) monetary damages would not adequately compensate an injured Party for the



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breach of this Section 1 by any Party, (ii) this Section 1 shall be specifically enforceable, and (iii) any breach or threatened breach of this Section 1 shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party waives any claim or defense that there is an adequate remedy at law for such any breach or threatened breach.

                  (d) After receiving proper notice, one or more representatives of each Aventis Holder, as a holder of Introgen Shares, shall be present, in person or by proxy, at all meetings of stockholders of Introgen, as appropriate, to vote upon a proposed Corporate Action so that all of the Introgen Shares beneficially owned by the Aventis Holders and/or their respective affiliated entities may be counted for the purposes of determining the presence of a quorum at such meetings.

                  (e) The Aventis Holders shall not deposit any of the Introgen Shares beneficially owned by either of them in a voting trust or subject any such securities to any arrangement or agreement with respect to the voting of such securities provided that this provision will not restrict the right of APPI to transfer any Series A Shares or Conversion Shares to Gencell as contemplated by Section 2.

                  (f) This Voting Agreement shall extend to any national or state statutory approval rights for any Corporate Action that either Aventis Holder may have by virtue of beneficially holding Introgen Shares.

         2. Gencell as a Party.

                  (a) APPI shall have the right to transfer some or all of its Series A Shares or Conversion Shares to Gencell in accordance with the terms of the Stock Purchase Agreement. In connection with any such transfer, APPI shall cause Gencell to agree to be bound by the obligations of this Voting Agreement as a Party with respect to such transferred shares and to execute and deliver to Introgen a counterpart signature page to this Voting Agreement.

         3. Termination.

                  (a) This Voting Agreement, except for the obligation of Introgen set forth in the last sentence of Section 4, shall terminate as to any Introgen Shares on the earliest to occur of: (i) the date upon which such shares are sold into an established trading market for such shares in accordance with applicable securities laws, including sales made under Rule 144 under the Securities Act of 1933, as amended; (ii) the date upon which such shares are sold under an effective registration statement covering such shares filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended; (iii) the date upon which such shares are sold by either of the Aventis Holders in a private sale to a non-affiliate (as such term "affiliate" is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) of such Aventis Holder that is not either (x) a direct competitor of Introgen whose main line of activity (based on publicly-available information or, in the case of a privately-held company, otherwise commonly known information regarding such competitor) is the development of gene therapy products or (y) a pharmaceutical company; or (iv) the date indicated in paragraph (b) below.



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                  (b) In any event, this Voting Agreement shall terminate on the date corresponding to the tenth anniversary of the Effective Date of this Voting Agreement.

         4. Legend. Concurrently with (i) the execution of this Voting Agreement, with respect to the Existing Introgen Shares outstanding on the date of this Voting Agreement; and (ii) the issuance of the Conversion Shares, with respect to such shares, there shall be imprinted or otherwise placed, on certificates representing such shares a restrictive legend substantially to the following effect (the "Legend"):

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN VOTING AGREEMENT DATED AS OF JUNE 30, 2001 AMONG THE CORPORATION, THE ORIGINAL HOLDER OF THESE SECURITIES AND CERTAIN OTHER PARTIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

If such shares are not certificated, then a substantially similar notification shall be placed in an appropriate fashion with the person charged with maintaining registration of the ownership of such shares so as to put on notice of the terms and conditions of this Voting Agreement any transferee of such shares. Following the termination of this Voting Agreement with respect to any Introgen Shares, upon the request of the Aventis Holder that holds or held such shares, Introgen shall issue to or as directed by such Aventis Holder a new certificate or certificates representing such Introgen Shares that does not or do not contain the Legend.

         5. Miscellaneous

                  (a) Governing Law. This Voting Agreement shall be governed in all respects by and in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

                  (b) Equitable Relief. The Parties hereby agree that it would be impossible to measure in money the damages that may accrue to a Party by reason of a failure of another Party to perform any of the obligations under this Voting Agreement, and further agree that the terms of this Voting Agreement shall be specifically enforceable. If any Party institutes any action or proceeding to specifically enforce the provisions hereof, any other Party against whom such action or proceeding is brought hereby waives the claim or defense therein that the instituting Party has an adequate remedy at law, and such other Party shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

                  (c) Successors and Assigns; Assignment. The provisions of this Voting Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns. APPI shall have the right to have Gencell assume those obligations of APPI under this Voting Agreement that relate to any Introgen Shares transferred by APPI to Gencell in accordance with
Section 2. APPI shall cause Gencell to assume the those obligations of APPI under this Voting Agreement that relate to any Introgen Shares transferred by APPI to Gencell in accordance with Section 2.



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                  (d) Entire Agreement. This Voting Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements and understandings, whether written or oral, among the Parties with respect to such subject matter.

                  (e) Amendment. Except for the addition of Gencell as a Party hereto in accordance with Section 2, no amendment or modification of any provision of this Voting Agreement shall be effective unless in writing signed by all of the Parties. No provision of this Voting Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance, or any other matter not set forth in an agreement in writing and signed by all of the Parties.

                  (f) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (by courier service or otherwise) or sent by registered or certified mail (return receipt requested and postage prepaid), in each case to the respective address specified below, or such other addresses as may be specified in writing by such party to the other party hereto, or sent by confirmed telecopier, as follows:


                  Aventis Holders:

                         Aventis Pharmaceuticals Products Inc.
                         Route 202-206
                         Bridgewater, New Jersey 08807-0800
                         Facsimile: (908) 231-3619
                         Attn: Senior Vice President - Corporate Development

                         and

                         Rhone-Poulenc Rorer International (Holdings), Inc. 3711 Kennett Pike, Suite 200
                         Greenville, Delaware 19807
                         Facsimile: (302) 777-7665
                         Attn: Phillip Ridolfi, President

                         with copies to (which shall not constitute notice):

                         Charles D. Dalton
                         Vice President, Legal - Corporate Development Route 202-206
                         Bridgewater, New Jersey 08807-0800
                         Facsimile: (908) 231-4480

                         and



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                         Joe S. Poff
                         Baker Botts L.L.P.
                         One Shell Plaza
                         Houston, Texas 77002
                         Facsimile: (713) 229-7710

                  Introgen:

                         Introgen Therapeutics, Inc.
                         301 Congress Ave., Suite 2025
                         Austin, Texas 78701
                         Facsimile: (512) 708-9311
                         Attn: David G. Nance

                         with a copies to (which shall not constitute notice):

                         Rodney Varner, Esq.
                         Wilson & Varner, L.L.P.
                         301 Congress Avenue
                         Austin, Texas 78701
                         Facsimile: (512) 498-9141

                         and

                         Wilson Sonsini Goodrich & Rosati
                         Professional Corporation
                         8911 Capital of Texas Highway, Suite 3350
                         Austin, Texas 78759
                         Facsimile: (512) 338- 5499
                         Attn: Christopher J. Ozburn, Esq.

                  (g) Delays or Omissions; Waiver. Except as expressly provided in this Voting Agreement, no delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of this Voting Agreement by another Party, shall impair any such right, power or remedy of the non-breaching Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Voting Agreement or any waiver on the part of any Party of any provisions or conditions of this Voting Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

                  (h) Counterparts. This Voting Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.



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                  (i) Titles and Subtitles. The titles and subtitles used in this Voting Agreement are used for convenience only and are not to be considered in construing or interpreting this Voting Agreement.

                  (j) Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Voting Agreement may be executed by one or more Parties, and an executed copy of this Voting Agreement may be delivered by one or more Parties by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party hereto, all Parties shall execute an original of this Voting Agreement as well as any facsimile, telecopy or other reproduction hereof.

                  (k) Severability. If any provision of this Voting Agreement should be held invalid, illegal or unenforceable in any jurisdiction, all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

                  (l) Further Assurances. Each of the Parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Voting Agreement.





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         IN WITNESS WHEREOF, the Parties have executed this Voting Agreement as of the date first written above.


                              Introgen Therapeutics, Inc.


                              By:  /s/ David G. Nance
                                 -----------------------------------------------
                                       David G. Nance
                                       President and Chief Executive Officer



                              Aventis Pharmaceuticals Products Inc.

                              By:        /s/ Thomas Hofstaetter
                                        ----------------------------------------

                              Name:      Dr. Thomas Hofstaetter
                                        ----------------------------------------

                              Title:     Senior Vice President
                                        ----------------------------------------



                              Rhone-Poulenc Rorer International (Holdings), Inc.

                              By:        /s/ Phillip R. Ridolfi
                                        ----------------------------------------

                              Name:      Phillip R. Ridolfi
                                        ----------------------------------------

                              Title:     President
                                        ----------------------------------------



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                         VOTING AGREEMENT SIGNATURE PAGE